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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 6, 2005

The National Collegiate Student Loan Trust 2005-3

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-118894-04	06-6547339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 34th Floor, Boston, MA		02199-8157
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                     (800) 895-4283

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

In connection with the issuance and sale by the Registrant of Student Loan Asset Backed Notes, Series 2005-3 (the “Notes”) and by NCF Grantor Trust 2005-3 of Student Loan Asset Backed Certificates, Series 2005-GT3 (the “Certificates”), Deutsche Bank Securities Inc. (the “Underwriter”) has advised the Registrant that it has furnished to certain prospective purchasers of the Certificates certain materials, herein referred to as “Computational Materials”, in written form, which Computational Materials are in the nature of data tables relating to the terms of certain classes of Certificates.

The Computational Materials have been provided by the Underwriter. The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Notes and Certificates and by any other information subsequently filed with the Commission.

The Computational Materials were prepared by the Underwriter at the request of certain prospective investors. The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Computational Materials (as defined in Item 8.01) that have been provided by Deutsche Bank Securities Inc. to certain prospective purchasers of the Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2005

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2005-3

By:	/s/ Stephen Anbinder
Name:	Stephen Anbinder
Title:	President